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                                                                      Exhibit 13



               Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the headings "Condensed Financial Information" and as experts under the heading "Independent Accountants".


/s/KPMG LLP


Hartford, Connecticut
April 30, 2001